                                                                   Exhibit 99.14
[NRG LOGO]
                                                                            NEWS
                                                                         RELEASE

FOR IMMEDIATE RELEASE

NRG ENERGY STRENGTHENS PRESENCE IN THE NORTHEAST BY ACQUIRING AN ADDITIONAL 1,051 MW OF GENERATION IN CONNECTICUT

MINNEAPOLIS--(BUSINESS WIRE)--Dec. 27, 2000--NRG Energy, Inc. (NYSE: NRG) announced it has signed an asset purchase agreement to acquire the Bridgeport and New Haven Harbor Stations in Connecticut from Wisconsin Energy Corp.(NYSE:WEC) for $325 million, subject to normal purchase price adjustments.

"Acquiring these generating facilities is consistent with NRG's strategy of developing and maintaining a top-three position in the Northeast and will be accretive to our earnings immediately after the acquisition closes," said David
H. Peterson, chairman, president and CEO of NRG. "In light of this acquisition, NRG is increasing its 2001 earnings per share estimate to roughly $1.30.

The purchase adds 1,051 megawatts (MW) to NRG's current portfolio of 15,007 net MW of assets that includes 2,234 MW in Connecticut that NRG purchased in late 1999. NRG's Connecticut portfolio consists of four steam electric generating stations--Devon, Middletown, Montville (Uncasville), and Norwalk Harbor--and four remote jet stations--Branford, Cos Cob, Torrington (Franklin Drive) and Torrington Terminal.

"This acquisition adds baseload coal-fired generation which will diversify our current Northeast asset portfolio," said Craig A. Mataczynski, president of NRG North America. "It is important to maintain fuel diversity along with affordable energy for Connecticut energy consumers and NRG plans to protect and invest in Connecticut's future energy stability in an environmentally-sensitive manner.

We plan to begin working immediately with the Connecticut Department of Environmental Protection to secure approval for adding pollution control technology to the Bridgeport Harbor Station and to make it one of the cleanest facilities of its kind," Mataczynski added.

The transaction is subject to approvals from the Federal Trade Commission and the Federal Energy Regulatory Commission. The acquisition is expected to close during the first half of 2001.

NRG Energy is a leading global energy company primarily engaged in the acquisition, development, construction, ownership and operation of power generation facilities. NRG currently owns all or a portion of 63 power generation projects and its net ownership interest in these projects is 15,007 MW. The company's operating project portfolio will total more than 30,000 MW once projects in advanced development, construction and under acquisition agreements have closed. Certain statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct. Factors that could cause actual results to differ materially from those contemplated in the forward-looking statements above include, among others, factors affecting power generation operations such as unscheduled generation outages and environmental incidents; limitations on NRG's ability to control the operation of projects in which it has less than 100 percent interest; risks associated with timely completion of development projects, including obtaining competitive contracts, obtaining regulatory and permitting approvals, local opposition, and construction delays; and factors challenging the successful integration of projects not previously owned or operated by NRG, including the ability to obtain operating synergies. NRG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause actual results to differ materially from those contemplated in the forward-looking statements included in this news release should not be construed as exhaustive. For more information regarding these risks and uncertainties, review NRG Energy's filings with the Securities and Exchange Commission. More information on NRG Energy is available at www.nrgenergy.com.





CONTACT:  NRG Energy, Minneapolis
          Media Relations
          Meredith Moore, 612/373-8892
          meredith.moore@nrgenergy.com
          or
          Investor Relations
          Dan Dokken, 612/373-5336
          dan.dokken@nrgenergy.com


                                       3